EMPLOYMENT AGREEMENT Employment Agreement (“Agreement”) dated effective as of April 14, 2025, between Reynolds Consumer Products Holdings LLC (the “Company”) and Jill Barnett (“Employee”). PRELIMINARY STATEMENT A. The Company and Employee desire to enter into this Agreement to set forth their agreements regarding certain terms and conditions of Employee’s employment. NOW, THEREFORE, the Company and Employee agree as follows: AGREEMENT 1. Term. The term of Employee’s employment pursuant to this Agreement shall commence on the date hereof and shall continue until terminated in accordance with the terms hereof (the “Term”). However, Employee’s employment with the Company commenced on the date Employee was first employed by the Company and is not affected by the parties entering into this Agreement. 2. Position, Duties and Location. Employee shall serve in the position(s) set forth on Schedule A attached hereto. Employee shall devote substantially all of Employee’s working time and efforts to the business and affairs of the Company and shall not engage in any other business activity without prior written approval from the Company’s CEO. Employee shall perform the services required by this Agreement at the location(s) indicated on Schedule A except for customary business travel to other locations as may be necessary to fulfill Employee’s duties and responsibilities hereunder. 3. Compensation and Related Matters. During the Term: (a) Base Salary. Employee’s annual base salary (the “Base Salary”) shall be as set forth on Schedule A. The Base Salary shall be payable in periodic installments in accordance with the usual practice of the Company for its senior employees. Employee’s Base Salary will be reviewed but not necessarily increased annually as part of the Company’s merit review process. (b) Annual Bonus. Employee shall be eligible to receive an annual bonus (the “Annual Bonus”) as set forth on Schedule A. The Annual Bonus shall be determined by the Company in its sole discretion, and there is no assurance that any Annual Bonus will be earned. The Annual Bonus, if any, earned by Employee in respect of any year shall be paid to Employee at the time that the Company pays its annual bonuses to its employees generally (usually around March 15 of the following year). (c) Other Compensation Programs. Employee shall be eligible to participate in such other compensation programs as set forth on Schedule A. (d) Expenses. Employee shall be entitled to receive reimbursement for all reasonable expenses incurred by Employee in performing services hereunder, in accordance with the policies and procedures then in effect and established by the Company for its senior officers. (e) Employee Benefit Programs. Employee shall be entitled to participate in the Company’s employee health and welfare plans, policies, programs and arrangements as they may be amended from time to time, to the extent Employee meets the eligibility requirements for any such plan, policy, program or arrangement. (f) Vacation. Employee shall be entitled to paid vacation, as well as holidays and other paid absences, in accordance with the Company’s policies and procedures for similarly situated Docusign Envelope ID: 44AB5B9A-2C6B-4261-8B75-BDEF1D4D43E0

employees of the Company, to the extent Employee meets the eligibility requirements for any such policy and procedures. 4. Termination. Employee’s employment hereunder may be terminated as set forth in this Section 4. Upon any termination of Employee’s employment, the Term shall automatically end. (a) Death. Employee’s employment hereunder shall automatically terminate upon Employee’s death. (b) Discharge by the Company for Cause. The Company may terminate Employee’s employment hereunder for Cause at any time. For purposes of this Agreement, “Cause” shall mean in the good faith determination of the Company’s CEO that Employee has engaged in conduct consisting of (i) dishonesty or other serious misconduct related to Employee’s duties as an employee of the Company, or (ii) willful and continual failure (unless due to incapacity resulting from physical or mental illness) to perform the duties of Employee’s employment after written demand for substantial performance is delivered to Employee by the Company specifically identifying the manner in which Employee has not substantially performed such duties. (c) Termination Without Cause. The Company may terminate Employee’s employment hereunder at any time without Cause upon 30 days’ written notice to Employee. Any termination by the Company of Employee’s employment under this Agreement other than pursuant to Section 4(a) or Section 4(b) shall be deemed a termination without Cause. (d) Termination by Employee. Employee may terminate Employee’s employment hereunder upon 30 days’ written notice to the Company. (e) Notice of Termination. Except for termination as specified in Section 4(a), any termination of Employee’s employment by the Company or any such termination by Employee shall be communicated by written to the other party hereto, specifying the applicable termination provision of this Agreement (a “Notice of Termination”). The “Date of Termination” shall mean: (i) if Employee’s employment is terminated by death, the date of death; or (ii) the date specified in the applicable Notice of Termination. Notwithstanding the foregoing, if Employee gives a Notice of Termination to the Company, the Company may unilaterally accelerate the Date of Termination and such acceleration shall not result in a termination by the Company for purposes of this Agreement. 5. Compensation Upon Termination. (a) Termination Generally. If Employee’s employment with the Company is terminated for any reason, Employee (or Employee’s authorized representative or estate) shall, through the Date of Termination, be paid or provided with (i) any earned but unpaid Base Salary, (ii) unpaid expense reimbursements, and (iii) any vested benefits Employee may have under any employee benefit plan of the Company (the “Accrued Obligations”). The Accrued Obligations shall be paid at the time(s) specified under any applicable employee benefit plan, or, if there is no applicable employee benefit plan, within 30 days after Employee’s Date of Termination. (b) Termination by the Company Without Cause. If Employee’s employment is terminated by the Company without Cause as provided in Section 4(c), then Employee shall be paid or provided with the Accrued Obligations through the Date of Termination and, subject to Section 5(c). Employee shall also be paid or provided with the following: i. Severance. A severance payment (the “Severance Amount”) in the Amount set forth on Schedule A. Subject to Section 5(c), Section 6 and Section 11, the Severance Amount shall be paid to Employee in equal installments in accordance with the Company’s normal payroll practices over a period set forth on Schedule A (the “Severance Period”); provided that no amount of the severance shall be payable until the revocation period for the Release described in Docusign Envelope ID: 44AB5B9A-2C6B-4261-8B75-BDEF1D4D43E0

Section 5(c) shall have expired (and Employee shall not have revoked Employee’s agreements in the Release), and any amount that would have been paid to Employee but for this proviso shall be accrued and paid to Employee on the first payroll date immediately following the expiration of such revocation period. Notwithstanding the foregoing, and in addition to any other rights or remedies the Company may have at law or in equity, if Employee breaches any of the provisions of the Restrictive Covenant Agreement, Employee’s right to receive further payments of the Severance Amount shall be terminated. Severance provided pursuant to this Agreement is in lieu of, and not in addition to, any severance that might be available to Employee by law, contract, policy, or otherwise, all of which are hereby waived by Employee. If Employee receives any other severance, the Severance Amount shall be reduced by the amount of such other severance. ii. Health Care Continuation. In addition, if the Employee is covered by the Company’s health plan (the “Health Plan”), as in effect from time to time, on the Date of Termination and timely elects to continue such coverage under COBRA, then the Company shall continue the Employee’s (and the Employee’s eligible dependents, if any) Health Plan coverage, at the premium expense of the Company, for up to 18-months from Date of Termination, or until such time as the Employee ceases to be eligible for COBRA. If the provision to Employee of the insurance coverage described in this Section would either: (A) violate the terms of the Health Plan (or any related insurance policies), or (B) violate any of the nondiscrimination requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to the health insurance coverage, then the Company, in its sole discretion, may elect to pay Employee, in lieu of the health insurance coverage described under this Section 5(b)(ii), a lump-sum cash payment equal to the total monthly premiums (or in the case of a self-funded plan, the cost of COBRA continuation coverage) that would have been paid by the Company for Employee under the Health Plan. (c) Release. Any payment that may become due under Section 5(b) shall be subject to Employee signing a general release of claims in favor of the Company and related persons and entities in a form and manner satisfactory to the Company (the “Release”) within the 21-day (or, if required by law, 45-day) period following the Date of Termination and the expiration of the seven-day revocation period for the Release. In the event Employee fails to sign such Release within the 21-day (or 45-day) period following the Date of Termination or revokes the Release prior to the expiration of the seven-day revocation period for the Release, Employee shall reimburse the Company for any payment made to Employee under Section 5(b) prior to the expiration of such seven-day revocation period for the Release. In addition, notwithstanding anything else herein to the contrary, Employee’s entitlement to the payments and benefits described in Section 5(b) shall be contingent upon Employee abiding by and not breaching any of the covenants set forth in the Release and in the Restrictive Covenant Agreement. 6. Section 409A. (a) Notwithstanding anything in this Agreement to the contrary, to the extent that any payment or benefit described in this Agreement would be considered deferred compensation subject to Section 409A(a) of the Code, and to the extent that such payment or benefit is payable upon Employee’s termination of employment or within a certain time following the “Date of Termination,” then such payments or benefits shall be payable only upon Employee’s “separation from service” within the meaning of Section 409A of the Code and the “Date of Termination” shall be the date on which Employee experiences such “separation from service.” The determination of whether and when a “separation from service” has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-l(h). If this Agreement provides for a payment to be made within a period of time, the date within such period on which such payment shall be made shall be determined by the Company in its sole discretion and, for the avoidance of doubt, the Company will pay the Severance Amount after the 45th day following the Date of Termination. (b) Notwithstanding anything in this Agreement to the contrary, if at the time of Employee’s “separation from service,” Employee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then, to the extent any payment or benefit that Employee becomes entitled to under this Agreement on account of Employee’s “separation from service” would be considered deferred Docusign Envelope ID: 44AB5B9A-2C6B-4261-8B75-BDEF1D4D43E0

compensation subject to Section 409A(a) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) six months and one day after Employee’s “separation from service”, or (B) Employee’s death. (c) All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by Employee during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year. Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit. (d) The Company makes no representation or warranty and shall have no liability to Employee or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section. 7. Restrictive Covenant Agreement. The Company’s obligations under this Agreement, including the Company’s agreement to provide severance and to allow Employee to participate in the other compensation programs as provided on Schedule A, is conditioned on Employee signing a Restrictive Covenant Agreement in the form of Schedule B (the “Restrictive Covenant Agreement”). 8. Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of Employee’s employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association (“AAA”) in Chicago, Illinois in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. In the event that any person or entity other than Employee or the Company may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity's agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 8 shall be specifically enforceable. Notwithstanding the foregoing, this Section 8 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate (including, without limitation, the Company’s enforcement of the Restrictive Covenant Agreement): provided, however, that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 8. Further notwithstanding the foregoing, this Section 8 shall not limit the Company’s ability to terminate Employee’s employment at any time. 9. Integration. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties concerning such subject matter, including, but not limited to, any prior Agreement and/or compensation plan to which Employee and the Company or any of its affiliates are parties. 10. Withholding. All payments made by the Company to Employee under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law, as determined by the Company in its sole discretion. 11. 280G Limitations. Notwithstanding anything in this Agreement to the contrary, in the event that the severance and other benefits provided for in this Agreement or otherwise payable to Employee (a) constitute “parachute payments” within the meaning of Section 280G of the Code and (b) would be subject to the excise tax imposed by Section 4999 of the Code, then such benefits shall be either be: (i) delivered in full, or (ii) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking Docusign Envelope ID: 44AB5B9A-2C6B-4261-8B75-BDEF1D4D43E0

into account the applicable federal, state and local income and employment taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by Employee, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be subject to excise tax under Section 4999 of the Code. Any determination required under this Section 11 will be made in writing by an accounting firm selected by the Company or such other person or entity to which the parties mutually agree (the “Accountants”), whose determination will be conclusive and binding upon Employee and the Company for all purposes. For purposes of making the calculations required by this Section 11, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 11. Any reduction in payments and/or benefits required by this Section 11 shall occur in the following order: (A) cash payments shall be reduced first and in reverse chronological order such that the cash payment owed on the latest date following the occurrence of the event triggering such excise tax will be the first cash payment to be reduced; (B) accelerated vesting of stock awards, if any, shall be cancelled/reduced next and in the reverse order of the date of grant for such stock awards (i.e., the vesting of the most recently granted stock awards will be reduced first), with full value awards reversed before any stock option or stock appreciation rights are reduced; and (C) deferred compensation amounts subject to Section 409A shall be reduced last. 12. Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. 13. Survival. The provisions of this Agreement shall survive the termination of this Agreement and/or the termination of Employee’s employment to the extent necessary to effectuate the terms contained herein. 14. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. 15. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to Employee at the last address Employee has filed in writing with the Company or, in the case of the Company, at its main offices, attention of the General Counsel. 16. Amendment. This Agreement may be amended or modified only by a written instrument signed by Employee and by a duly authorized representative of the Company (other than Employee). 17. Governing Law. This Agreement shall be construed under and be governed in all respects by the laws of the State of Illinois without giving effect to the conflict of laws principles of such State. 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document. [Remainder of page intentionally left blank; Signature page follows.] Docusign Envelope ID: 44AB5B9A-2C6B-4261-8B75-BDEF1D4D43E0

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above. REYNOLDS CONSUMER PRODUCTS HOLDINGS LLC EMPLOYEE By: Valerie E. Miller Executive Vice President, Human Resources Jill Barnett Date: Date: Docusign Envelope ID: 44AB5B9A-2C6B-4261-8B75-BDEF1D4D43E0 2/24/2025 2/24/2025

Schedule A Key Terms of Employment Effective April 14, 2025 1. Position: Chief Legal Officer and Corporate Secretary 2. Primary Location: Lake Forest, Illinois 3. Base Salary: $525,000.00. The Company may adjust Employee’s base salary from time to time. For purposes of Sections 5 and 6 below, “Base Salary” shall be the Employee’s base salary at the time of separation. 4. Annual Bonus Target: 65% of Base Salary. The Company may adjust Employee’s annual bonus target from time to time. For purposes of Section 5 below, “Annual Bonus Target” shall be the annual bonus target percentage at the time of separation. 5. Severance Amount/Period: (i) Base Salary, plus an additional amount equal to the Employee’s Annual Bonus at Target for the year including the Date of Termination, prorated through the Date of Termination, paid in equal installments over 12 months following the Date of Termination except that if (i) a Sale of Business (as defined below) occurs and (ii) within 12 months following the closing of such Sale of Business either (A) Employee is terminated without Cause, or (B) Employee’s position is materially reduced in remuneration or scope of duties and Employee terminates Employee’s employment, then the Severance Amount shall be (i) two times Base Salary plus (ii) Annual Bonus at Target, plus an additional amount equal to the Employee’s Annual Bonus at Target for the year including the Date of Termination prorated through Date of Termination, paid in equal installments over 24 months following the Date of Termination. All other terms of Section 5(b)(i) of the Agreement will apply. For purposes of this provision a “Sale of Business” shall mean the sale or other disposition of (x) more than 50% of the shares or other equity interests of the Company or the Company's direct or indirect parent to a non-affiliated party (which shall not include a sale or an offering by Packaging Finance Limited of some or all of its shares in the Company, so long as the remainder of the shares continue to be owned by the public), or (y) more than 50% of the businesses or assets that, as of the most recent year end, generated more than 50% of the Company's EBITDA (as determined in good faith by the Company’s Board of Directors, based on the Company' s regularly prepared financial statements), provided that a disposition as a result of lender foreclosure on assets or pursuant to a bankruptcy or judicially administered reorganization shall not constitute a Sale of Business. Employee’s position shall not be materially reduced by reason of the Company being smaller or having less operations as a result of the Sale of Business so long as Employee’s duties and responsibilities are generally consistent with Employee’s duties and responsibilities prior to the Sale of Business. 6. Other Compensation Programs: Long-Term Incentive Program Target: 125% of Base Salary 7. One-Time Restricted Stock Unit Grant: Effective April 30, 2025, a one-time grant of restricted stock units (“RSUs”) with a value equal to $426,295 to vest ratably over one year from the effective date of grant. Effective April 30, 2025, a one-time grant of restricted stock units (“RSUs”) with a value equal to $598,040 to vest ratably over two years from the effective date of the grant. Docusign Envelope ID: 44AB5B9A-2C6B-4261-8B75-BDEF1D4D43E0

Schedule B Restrictive Covenant Agreement Restrictive Covenant Agreement dated as of April 14, 2025, between Reynolds Consumer Products Holdings LLC (the “Company”) and Jill Barnett (“Employee”). PRELIMINARY STATEMENT A. The Company and Employee have entered into an Employment Agreement of even date herewith. The execution of this Restrictive Covenant Agreement is a condition to the Company’s obligations under the Employment Agreement. B. In addition, the Company is providing Employee other consideration for Employee’s execution of this Agreement, as provided in a separate letter of even date herewith. NOW, THEREFORE, the Company and Employee agree as follows: AGREEMENT 1. Definitions. As used in this Agreement: (a) “Company Product” means any product developed, manufactured, produced or distributed by the Company during the 24 month period immediately preceding the termination of Employee’s employment with the Company provided that (i) Employee had access to Proprietary Information related to the product or (ii) Employee marketed or interacted with Customers or Prospective Customers regarding the product during the 12-month period immediately preceding the termination of Employee’s employment with the Company. (b) “Competitive Activity” means the marketing, distribution, promotion, sales, development, delivery, or servicing of any product that competes with any Company Product. (c) “Competitor” means (i) those entities listed on Attachment A plus (ii) such other entities that the Company reasonably determines are engaged in a Competitive Activity, in each case plus any direct or indirect parent or subsidiary of such entity, minus (iii) such entities on Attachment A that the Company reasonably determines are no longer engaged in a Competitive Activity. Company shall notify Employee in writing of any additions to or deletions from Attachment A. (d) “Customer” means any customer, including distributors, with whom the Company transacted business during the 24-month period immediately preceding the termination of Employee’s employment with the Company provided that (i) Employee had Material Contact with, or (ii) knew Proprietary Information of or about, the Customer during the 24-month period immediately preceding the termination of Employee’s employment with the Company. (e) “Material Contact” means any contact between Employee and any Customer or Prospective Customer: (1) with whom or with which Employee dealt on behalf of the Company; (2) whose dealings with the Company were coordinated or supervised by Employee; or (3) that resulted in Employee obtaining Proprietary Information about a Customer or Prospective Customer. Docusign Envelope ID: 44AB5B9A-2C6B-4261-8B75-BDEF1D4D43E0

(f) “Proprietary Information” means confidential or proprietary information or trade secrets of the Company or its affiliates, including, but not limited to, materials and information, whether written, electronic, or otherwise: a) disclosed to Employee or known by Employee as a result of his or her employment with the Company, b) which is not generally known, and c) which relates to or concerns the Company’s or its affiliates’: innovations; ideas; plans; processes; structures; systems; know-how; algorithms; computer programs; software; code; publications; designs; methods; techniques; drawings; apparatuses; government filings; patents; patent applications; materials; devices; research activities; reports and plans; specification s; promotional methods; financial information; forecasts; sales, profit and loss figures; personal identifying information of employees; marketing and sales methods and strategies; plans and systems; customer protocols and training programs; customer, prospective customer, vendor, licensee and client lists; information about customers, prospective customers, vendors, licensees and clients; information about relationships between the Company or its affiliates and their business partners, acquisition prospects, vendors, suppliers, prospective customers, customers, employees, owners, licensees and clients; information about deals and prospective deals; information about products, including but not limited strengths, weaknesses and vulnerabilities of existing products, as well as product strategies and roadmaps for future products and releases; and information about pricing including but not limited to license types, models, implementation costs, discounts and tolerance for discounts. Proprietary Information shall also include all information and matters specifically designated as proprietary and/or confidential by the Company or its affiliates or their customers or other business partners. The following information will not be considered Proprietary Information under this Agreement: a) information that has become generally available to the public through no wrongful act of Employee; b) information that Employee identified prior to Employee’s employment with the Company; c) information that is disclosed to the public pursuant to the binding order of a government agency or court; and d) information that is acquired through general skill and experience during Employee’s employment with the Company which Employee could reasonably have been expected to acquire in similar employment for another company provided Employee has no reason to believe that the Company would consider such information Proprietary Information as defined above. (g) “Prospective Customer” means any person with whom the Company was attempting to transact business within the six-month period immediately preceding the termination of Employee’s employment with the Company provided that (i) Employee had Material Contact with, or (ii) knew Proprietary Information of or about, the Prospective Customer during the six-month period immediately preceding the termination of Employee’s employment. 2. Legitimate Interest. Due to the nature of the Company’s business, certain the Company employees, including Employee, have access to Proprietary Information. Likewise, via their employment, certain the Company employees, including Employee, receive specialized training and/or shall be introduced to, given the opportunity to develop personal contacts with, and actually develop an advantageous familiarity as to the Company’s Customers and Prospective Customers. If the confidential or “trade secret” information, specialized training, or contacts and familiarity were made available to the Company competitors or other individuals outside the Company, or otherwise used against the Company interests, it would undoubtedly result in a loss of business or competitive position for the Comp any and/or harm the Company’s goodwill and investment in developing and maintaining its business relationships. Employee also agrees he/she holds a position uniquely essential to the management, organization, and/or service of the Company and the Company’s business is inherently national in character. 3. Disclosure of Existing Obligations. Except as disclosed in writing on Attachment B, Employee certifies the following: (a) Employee is not bound by any written agreement or other obligation that directly or indirectly (i) restricts Employee from using or disclosing any confidential or proprietary information of any person or entity, (ii) restricts Employee from competing with, or soliciting actual or potential customers or business from, any person or entity, (iii) restricts Employee from soliciting any current or former employees of any person or entity, or (iv) limits Employee’s ability to perform any assigned duties for the Company. Docusign Envelope ID: 44AB5B9A-2C6B-4261-8B75-BDEF1D4D43E0

(b) Employee does not have in Employee’s possession any confidential or proprietary information or documents belonging to others (except as disclosed in Attachment B), and will not use, disclose to, or induce the Company to use any such information or documents. To the extent Employee possesses any confidential information or documents from a former employer or other party, Employee agrees to immediately return any such confidential information or documents to the owner unless Employee has express written authorization to retain it or them or destroy such information or documents. (c) Employee understands that the Company expects Employee to fulfill any contractual and fiduciary obligations Employee may owe to any former employer or other party, and Employee agrees to do so. Prior to execution of this Agreement, Employee certifies that Employee tendered to the Company all agreements and understandings described by this Section 3. 4. Work Made for Hire - Assignment of Inventions. (a) Employee understands and agrees all “Work” (defined to mean all concepts, data, databases, inventions, formulas, discoveries, improvements, trade secrets, original works of authorship, know-how, algorithms, computer programs, software, code, publications, websites, designs, proposals, strategies, processes, methodologies and techniques, and any and all other information, materials and intellectual property, in any medium) that Employee, alone or jointly, creates, conceives, develops, or reduces to practice or causes another to create, conceive, develop, or reduce to practice, shall be a “work made for hire” within the meaning of that term under United States Copyright Act, 17 U.S.C. §§101 et seq. Employee agrees to promptly disclose to the Company, or any persons designated by it, all Work. Employee agrees to and hereby assigns and transfers to the Company, effective as of the date of its creation, any and all rights, title and interest Employee may have or may acquire in any Work including any Work not deemed, for whatever reason, to have been created as a work made for hire), effective as of the date of its creation, including any and all intellectual property rights in the Work, and the right to prosecute and recover damages for all infringements or other violations of the Work. (b) Employee hereby gives the Company the unrestricted right to use, display, distribute, modify, combine with other information or materials, create derivative works based on, sell, or otherwise exploit for any purpose, the Work and any portion thereof, in any manner and medium throughout the world. Employee irrevocably waives and assigns to the Company any and all so-called moral rights Employee may have in or with respect to any Work. Upon the Company’s request, Employee shall promptly execute and deliver to the Company any and all further assignments, patent applications, or such other documents as the Company may deem necessary to effectuate the purposes of this Agreement. Employee hereby irrevocably designates and appoints the Company and its officers and agents as Employee’s agent and attorney-in-fact, with full powers of substitution, to act for and on Employee’s behalf to execute, verify and file any such documents and to do all other lawfully permitted acts as permitted in the preceding paragraph with the same legal effect as if executed by Employee. The foregoing agency and power shall only be used by the Company if Employee fails to execute within five business days after the Company’s request related to any document or instrument described above. Employee hereby waives and quitclaims to the Company all claims of any nature which Employee now has or may later obtain for infringement of any intellectual property rights assigned under this Agreement or otherwise to the Company. (c) Employee has identified on Attachment C all inventions or improvements relevant to the subject matter of Employee’s engagement with the Company that Employee desires to remove from the operation of this Agreement, and Employee’s post-employment restrictions. If there is no such list on Attachment C, Employee represents that Employee has made no such inventions and improvements at the time of signing this Agreement. (d) The provisions of this Agreement requiring the assignment to the Company of Employee’s rights to certain inventions do not apply to an invention for which no equipment, supplies, Docusign Envelope ID: 44AB5B9A-2C6B-4261-8B75-BDEF1D4D43E0

facility, or trade secret information of the Company was used and which was developed entirely on the Employee’s own time, unless (i) the invention relates a) directly to the business of the Company, or b) to the Company’s actual or demonstrably anticipated research or development, or (ii) the invention results from any work performed by the Employee for the Company. 5. Restrictive Covenants. (a) Non-Solicitation of Customers. Employee agrees that, during Employee’s employment with the Company and for a period of 12 months following the termination of Employee’s employment, Employee shall not, on behalf of any entity or person other than the Company, directly or indirectly, contact or solicit any Customer for the purpose of delivering, selling, or otherwise offering a product that is the same or similar to that of a Company Product. (b) Non-Solicitation of Prospective Customers. Employee agrees that, during Employee’s employment with the Company and for a period of 12 months following the termination of Employee’s employment, Employee shall not, on behalf of any entity or person other than the Company, directly or indirectly, contact or solicit any Prospective Customer for the purpose of delivering, selling, or otherwise offering a product that is the same or similar to that of a Company Product. (c) Non-Solicitation of Employees. Employee agrees that, during Employee’s employment with the Company and for a period of 12 months following the termination of Employee’s employment, Employee shall not, directly or indirectly: a) induce or attempt to induce any employee of the Company or any of its affiliates with whom Employee had a working relationship in the 24 months prior to the termination of Employee’s employment to terminate his or her employment with the Company; b) hire or employ, or attempt to hire or employ, any employee of the Company or any of its affiliates with whom Employee had a working relationship in the 24 months prior to the termination of Employee’s employment; or c) assist any other person or entity in doing any of the foregoing. (d) Limited Non-Competition. Employee agrees that during Employee’s employment with the Company and for a period of 12 months following the termination of Employee’s employment, Employee shall not, anywhere in North America (United States, Mexico or Canada) act in any capacity, whether or not for consideration, on behalf of any Competitor; provided, however, that the foregoing shall not restrict the right of the Employee to practice law or provide legal services. Given the national nature of the Company’s business, the extent to which Employee has been (or will be) exposed to the Company’s Proprietary information, and the ability of Employee to carry out Employee’s work remotely, regardless of physical location, Employee acknowledges the geographic scope of the post-employment restriction in this Section 5(d) is reasonable and appropriate. (e) Confidentiality Covenant. During Employee’s employment with the Company and following the termination of Employee’s employment: (i) Employee will not disclose or transfer, directly or indirectly, any Proprietary Information to any person or entity other than as authorized by the Company. Employee understands and agrees that disclosures authorized by the Company for the benefit of the Company must be made in accordance with the Company’s policies and practices designed to maintain the confidentiality of Proprietary Information, for example providing information after obtaining signed non-disclosure or confidentiality agreements; (ii) Employee will not use, directly or indirectly, any Proprietary Information for the benefit or profit of any person or organization, including Employee, other than the Company; Docusign Envelope ID: 44AB5B9A-2C6B-4261-8B75-BDEF1D4D43E0

(iii) Employee will not remove or transfer from any of the Company’s offices or premises any materials or property of the Company (including, without limitation, materials and property containing Proprietary Information), except as is strictly necessary in the performance of Employee’s assigned duties as an employee; (iv) Employee will not copy any Proprietary Information except as needed in furtherance of and for use in the Company’s business. Employee agrees that copies of Proprietary Information must be treated with the same degree of confidentiality as the original information and are subject to the same restrictions contained in this Agreement; (v) Employee will promptly upon the Company’s request, and in any event promptly upon the termination of Employee’s employment with the Company, return to the Company all materials and property removed from or belonging to the Company and Employee will not retain copies of any of such materials and property; (vi) Employee agrees to take all reasonable steps to preserve the confidential and proprietary nature of Proprietary Information and to prevent the inadvertent or accidental disclosure of Proprietary Information; and (vii) Employee will not use or rely on the confidential or proprietary information or trade secrets of a third party in the performance of Employee’s work for the Company except when obtained through lawful means such as contractual teaming agreements, purchase of copyrights, or other written permission for use of such information. (f) Scope of Covenants. The parties desire for the restrictive covenants, including any time period and geographic scope, to be construed as broadly as permitted by applicable law. It is the parties’ intent, and a critical inducement to the Company entering into this Agreement, to protect and preserve the Company’s legitimate interests, and thus the parties agree that the time period and the geographic coverage and scope of the post-employment restrictions herein are reasonable and necessary. However, if a court of competent jurisdiction finds that the time period of any of the foregoing post- employment restrictions is too lengthy, the geographic scope is too broad, or the agreement overreaches in any way, the parties authorize and respectfully ask the court to modify or, if modification is not possible, strike the offending portion, but only that portion, and grant the relief reasonably necessary to protect the Company’s interests so as to achieve the original intent of the parties. (g) Remedies. Employee agrees that a threatened or existing violation of any of the post-employment restrictions contained in this Agreement would cause the Company irreparable injury for which it would have no adequate remedy at law and agrees that the Company will be entitled to obtain injunctive relief prohibiting such violation, in addition to any other rights and remedies available to it at law or in equity. The real or perceived existence of any claim or cause of action against the Company, whether predicated on this Agreement or some other basis, will not alleviate Employee of Employee’s obligations under this Agreement and will not constitute a defense to the enforcement by the Company of post- employment restrictions contained herein. (h) Tolling of Time Periods. Employee agrees that in the event Employee violates any subsection of Section 5 of this Agreement as to which there is a specific time period during which Employee is prohibited from certain actions and activities, such violation shall toll the running of such time period from the date of such violation until the date the violation ceases. (i) Inevitable Use of Proprietary Information. Employee acknowledges and agrees that, after Employee’s separation of employment, Employee will possess the Company’s Proprietary Information which Employee would inevitably use if Employee were to engage in the conduct prohibited by Docusign Envelope ID: 44AB5B9A-2C6B-4261-8B75-BDEF1D4D43E0

Section 5 (including each of its sub-sections), that such use would be unfair and extremely detrimental to the Company and, in view of the benefits provided to Employee in this Agreement, that such conduct on his or her part would be inequitable. Accordingly, Employee separately and severally agrees for the benefit of the Company to be bound by each of the covenants described above. 6. Reasonable Restrictions. Employee acknowledges that it is necessary and appropriate for the Company to protect its legitimate business interests by restricting Employee’s ability to engage in certain competitive activities and any violation of such post-employment restrictions would result in irreparable injury to the Company’s legitimate business interests. The parties agree that the post- employment restrictions contained in this Agreement are drafted narrowly to safeguard the Company’s legitimate business interests while not unreasonably interfering with Employee’s ability to obtain other employment. 7. Entire Agreement. No representation, promise, understanding, or warranty not set forth herein has been made or relied upon by either party in making this Agreement. No modification, amendment or addition will be valid, unless set forth in writing and signed by the patty against whom enforcement of any such modification, amendment or addition is sought. Notwithstanding, this Agreement supersedes any prior confidentiality agreements or restrictive covenants between the Company and Employee provided however that if a court of competent jurisdiction refuses to enforce this Agreement, then the patties agree that the term of any prior confidentiality or restrictive covenants shall govern. 8. At Will Employment. Nothing in this Agreement shall be deemed to constitute a contract of employment for any given duration. The relationship between the Company and Employee shall be employment-at-will and either the Company or Employee may terminate it at any time for any reason without liability. 9. Subsequent Employment. (a) For a period of 12 months following the termination of Employee’s employment with the Company, Employee shall advise the Company with respect to any new employment by Employee’s. Employee is aware that the Company may contact Employee’s prospective or subsequent employers and inform them of this Agreement or any other policy or employment agreement between Employee and the Company that may be in effect on Employee’s last day of employment. Employee understands that Employee has a duty to contact the Company if Employee has any questions regarding whether or not conduct by Employee would be restricted by this Agreement. (b) Employee shall make the terms and conditions of the post-employment restrictions in this Agreement known to any business, entity or persons engaged in activities competitive with the Company’s business with which Employee becomes associated during Employee’s employment with the Company and in the 12-month period after the termination of Employee’s employment. 10. Assignment of Agreement. The Company may assign this Agreement, its rights, interests and remedies under this Agreement, and its obligations under this Agreement, to any successor or purchaser of the Company or any division or business of the Company in the discretion of the Company and without notice to Employee. The validity of this Agreement will not be affected by the sale (whether via a stock or asset sale), merger, or any other change in ownership of the Company. Employee understands that Employee’s obligations under this Agreement are personal, and that Employee may not assign this Agreement, or any of Employee’s rights, interests, or obligations under this Agreement. 11. Non-Waiver. No failure or delay by any party to this Agreement in exercising any right, power or privilege hereunder, will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein will be cumulative and in addition to any rights or remedies provided by law or equity. Docusign Envelope ID: 44AB5B9A-2C6B-4261-8B75-BDEF1D4D43E0

12. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Illinois without giving effect to any conflict of law principles. 13. Consent to Jurisdiction. The parties expressly consent to the exclusive jurisdiction of the state or federal courts of Illinois to resolve any and all disputes arising under the post-employment restrictions contained in Section 5 of this Agreement and hereby waive any right that they might have to object to jurisdiction or venue within such court or any defense based on the doctrine of forum non conveniens. The parties also agree that any and all disputes arising under the post-employment restrictions contained in Section 5 of this Agreement may be resolved in a state or federal court and shall not be subject to arbitration irrespective of any other agreement. 14. Counterparts & Signatures. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Facsimile, electronic (PDF, etc.) and other copies or duplicates of this Agreement are valid and enforceable as originals. Similarly, Agreements signed by hand, electronically (DocuSign or similar service), or, on behalf of the Company, by signature stamp, are valid and enforceable as original signatures. 15. Notice of Immunity. Employee understands that nothing in this Agreement is intended to prohibit Employee from disclosing information, including Proprietary Information, which is permitted to be disclosed by the Federal Defend Trade Secrets Act, which provides that an individual may not be held criminally or civilly liable under any federal or state trade secret law for disclosure of a trade secret (a) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose ofrepo11ing or investigating a suspected violation of law or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, Employee understands that if Employee files a lawsuit against the Company for retaliation based on the reporting of a suspected violation of law, Employee may disclose a trade secret to Employee’s attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the trade secret is not disclosed except pursuant to court order. To the extent Employee suspects a violation of the law, Employee should report their suspicion to an officer of the Company or in accordance with relevant the Company policies. 16. Return of the Company Property. At the request of the Company (or, without any request, upon termination of my employment with the Company), Employee will immediately deliver to the Company (a) all the Company property that is then in Employee’s possession, custody or control, including, without limitation, all keys, access cards, cell phones, tablets, computer hardware including but not limited to any hard drives, external storage devices, diskettes, fobs, laptops, tablets, computers and personal data assistants (and the contents thereof), internet connectivity devices, computer software and programs, data, materials, papers, books, files, documents, records; (b) any and all documents or other items containing, summarizing, or describing any Proprietary Information, including all originals and copies in whatever form; (c) any personal device that Employee synced with or used to access any the Company system for purpose of inspection and copying; and (d) a list of passwords or codes needed to operate or access any of the items referenced in this Section 16. 17. Promotional Materials. Employee authorizes and consents to, during the term of Employee’s employment with the Company, the creation and/or use of Employee’s likeness as well as Employee’s name by the Company, and persons or organizations authorized by it, without reservation or limitation and without further consideration. Pursuant to this authorization and consent, the Company may, for example, use Employee’s likeness on its website, and publish and distribute advertising, sales, or other promotional literature containing a likeness of Employee in the course of performing Employee’s job duties. Employee also waives any cause of action for personal injury and/or property damage by virtue of the creation and use of such a likeness. Property rights to any likeness of Employee produced or prepared by the Company, or any person or organization authorized by it shall vest in and remain with the Company. As used herein, “likeness” shall include a photograph, photographic reproduction, audio transmission, audio recording, video transmission and/or video recording, as well as any other similar medium. Docusign Envelope ID: 44AB5B9A-2C6B-4261-8B75-BDEF1D4D43E0

18. Fair Meaning. The language of this Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against any party. 19. Additional Consideration. Employee understands that the Company’s obligations under the Employment Agreement, as well as the provision of the additional consideration identified in the Preliminary Statement, are conditioned upon Employee signing this Agreement. Further, as a result of Employee’s employment, Employee shall be (or has been) given access to the Company’s Proprietary Information, provision of confidential information, opportunities for advancement, and opportunities to participate in confidential meetings and specialized training, which shall constitute independent consideration for the post-employment restrictions contained in this Agreement and would not be (or would not have been) given to Employee without Employee’s agreement to abide by the terms and conditions of this Agreement, including without limitation the ancillary obligations of confidentiality and non-disclosure. By initialing below, Employee specifically acknowledges that Employee has read, understands and agrees to Section 19. Employee initials: ______________ [Remainder of page intentionally left blank; Signature page follows.] Docusign Envelope ID: 44AB5B9A-2C6B-4261-8B75-BDEF1D4D43E0

By executing this Agreement below, the parties confirm they have read, understood, and voluntarily agreed to be bound by the entire Agreement. REYNOLDS CONSUMER PRODUCTS HOLDINGS LLC EMPLOYEE By: Valerie E. Miller Executive Vice President, Human Resources Jill Barnett Date: Date: Docusign Envelope ID: 44AB5B9A-2C6B-4261-8B75-BDEF1D4D43E0 2/24/2025 2/24/2025

Attachment A RCP Competitors • The Clorox Company • S.C. Johnson & Sons, Inc. • Trinidad Benham Corporation • Dart Container Corporation • Handi-foil Corporation • Durable Packaging, International • Solo Cup Company • Novellis • Georgia Pacific • Huhtamaki • Newell/Rubbermaid • Jarden • Waddington • CuBe • Poly-America, Inc. • Inteplast Group, Ltd. • Waste Zero • Petoskey • Multibax • King Pac Industrial • Sunkor • Threestone Packing • Bagmait Packaging • Thantawan • Pactiv Evergreen Inc. Docusign Envelope ID: 44AB5B9A-2C6B-4261-8B75-BDEF1D4D43E0

Attachment B List of Confidential or Proprietary Information Belonging to Others None Docusign Envelope ID: 44AB5B9A-2C6B-4261-8B75-BDEF1D4D43E0

Attachment C List of Prior Inventions or Improvements None Docusign Envelope ID: 44AB5B9A-2C6B-4261-8B75-BDEF1D4D43E0

1 INDEMNIFICATION AGREEMENT This Indemnification Agreement (this “Agreement”), made and entered into as of the 14th day of April, 2025, by and between Reynolds Consumer Products Inc., a Delaware corporation (the “Company”) and Jill Barnett (“Indemnitee”). W I T N E S S E T H: WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors or officers unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation. WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. WHEREAS, the Amended and Restated Certificate of Incorporation of the Company provide that the Company shall indemnify and advance expenses to all directors and officers of the Company in the manner set forth therein and to the fullest extent permitted by applicable law, and the Company’s Certificate of Incorporation provides for limitation of liability for directors. In addition, Indemnitee may be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”). The Amended and Restated Certificate of Incorporation and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification. WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons. WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future. WHEREAS, the Board has determined that it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified. WHEREAS, this Agreement is a supplement to and in furtherance of the Amended and Restated Certificate of Incorporation and Bylaws of the Company and any resolutions adopted pursuant thereto and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder. WHEREAS, Indemnitee does not regard the protection available under the Company’s Certificate of Incorporation and Bylaws and insurance as adequate in the present circumstances, and may not be willing to serve as an officer or director of the Company without adequate protection, and the Company Docusign Envelope ID: 44AB5B9A-2C6B-4261-8B75-BDEF1D4D43E0

2 desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified. NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows: ARTICLE 1 CERTAIN DEFINITIONS (a) As used in this Agreement: “Change of Control” means any one of the following circumstances occurring after the date hereof: (i) there shall have occurred an event required to be reported with respect to the Company in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item or any similar schedule or form) under the Exchange Act, regardless of whether the Company is then subject to such reporting requirement; (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall have become, without prior approval of the Company’s Board by approval of at least a majority of the Continuing Directors, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company’s then outstanding voting securities (provided that, for purposes of this clause (ii), the term “person” shall exclude (x) the Company, (y) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (z) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company); (iii) there occurs a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the Board or other governing body of such surviving entity; (iv) all or substantially all the assets of the Company are sold or disposed of in a transaction or series of related transactions; (v) the approval by the stockholders of the Company of a complete liquidation of the Company; or (vi) the Continuing Directors cease for any reason to constitute at least a majority of the members of the Board. “Continuing Director” means (i) each director on the Board on the date hereof, (ii) any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who were directors on the date hereof or whose election or nomination was so approved or (iii) any new director whose election or nomination was made pursuant to any shareholders agreements that the Company has entered into with any of its shareholders. “Corporate Status” means the status of a person who is or was a director, officer, trustee, general partner, managing member, fiduciary, Board’s committee member, employee or agent of the Company or of any other Enterprise. “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee. “Enterprise” means the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, Board’s committee member, employee or agent. “Exchange Act” means the Securities Exchange Act of 1934, as amended. Docusign Envelope ID: 44AB5B9A-2C6B-4261-8B75-BDEF1D4D43E0

3 “Expenses” means all direct and indirect costs (including attorneys’ fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses) reasonably incurred in connection with (i) prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or (ii) establishing or enforcing a right to indemnification under this Agreement, the Company’s Amended and Restated Certificate of Incorporation and/or Bylaws, applicable law or otherwise. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. For the avoidance of doubt, Expenses, however, shall not include any Liabilities. “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither currently is, nor in the five years previous to its selection or appointment has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. “Liabilities” means any losses or liabilities, including any judgments, fines, excise taxes and penalties, penalties and amounts paid in settlement, arising out of or in connection with any Proceeding (including all interest, assessments and other charges paid or payable in connection with or in respect of any such judgments, fines, excise taxes and penalties, penalties or amounts paid in settlement). “Proceeding” means any threatened, pending or completed action, derivative action, suit, claim, counterclaim, cross claim, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative or investigative, including any appeal therefrom, and whether instituted by or on behalf of the Company or any other party, or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or other proceeding hereinabove listed in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of any Corporate Status of Indemnitee, or by reason of any action taken (or failure to act) by him or her or of any action (or failure to act) on his or her part while serving in any Corporate Status. (b) For the purposes of this Agreement: References to “Company” shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee, or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, then Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued. Reference to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an Docusign Envelope ID: 44AB5B9A-2C6B-4261-8B75-BDEF1D4D43E0

4 employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement. Reference to “including” shall mean “including, without limitation,” regardless of whether the words “without limitation” actually appear, references to the words “herein,” “hereof” and “hereunder” and other words of similar import shall refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection or other subdivision. ARTICLE 2 SERVICES BY INDEMNITEE Section 2.01. Services By Indemnitee. Indemnitee hereby agrees to serve or continue to serve, at the will of the Company, as a director or officer of the Company, for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation or is removed. ARTICLE 3 INDEMNIFICATION Section 3.01. General. (a) The Company hereby agrees to and shall indemnify Indemnitee and hold Indemnitee harmless from and against any and all Expenses and Liabilities, in either case, actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf by reason of Indemnitee’s Corporate Status, to the fullest extent permitted by applicable law. The Company’s indemnification obligations set forth in this Section 3.01 shall apply (i) in respect of Indemnitee’s past, present and future service in any Corporate Status and (ii) regardless of whether Indemnitee is serving in any Corporate Status at the time any such Expense or Liability is incurred. For purposes of this Agreement, the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to: (i) to the fullest extent permitted by any provision of the DGCL, or the corresponding provision of any successor statute, and (ii) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors. (b) Witness Expenses. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection therewith. (c) Expenses as a Party Where Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law, to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her in connection therewith. If Indemnitee is not wholly successful in such Proceeding, but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by applicable law, indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. Docusign Envelope ID: 44AB5B9A-2C6B-4261-8B75-BDEF1D4D43E0

5 Section 3.02. Exclusions. Notwithstanding any provision of this Agreement and unless Indemnitee ultimately is successful on the merits with respect to any such claim, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee: (a) for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law or (ii) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); (b) except as otherwise provided in Sections 6.01(e), prior to a Change of Control, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee (other than any cross claim or counterclaim asserted by the Indemnitee), including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law; (c) for conduct that is established by a final judgment not subject to further appeal to be in bad faith, knowingly fraudulent or deliberately dishonest or constituting willful misconduct (but only to the extent of such specific determination); or (d) for conduct that is established by a final judgment not subject to further appeal as constituting a breach of Indemnitee’s duty of loyalty to the Company or resulting in any personal profit or advantage to which Indemnitee is not legally entitled. For purposes of the foregoing sentence, a final judgment may be reached solely in the underlying proceeding. ARTICLE 4 ADVANCEMENT OF EXPENSES; DEFENSE OF CLAIMS Section 4.01. Advances. Notwithstanding any provision of this Agreement to the contrary, the Company shall advance any Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding within ten (10) days after the receipt by the Company of each statement requesting such advance from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay such amounts and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Section 4.02. Repayment of Advances or Other Expenses. Indemnitee agrees that Indemnitee shall reimburse the Company for all Expenses advanced by the Company pursuant to Section 4.01, in the event and only to the extent that it shall be determined by final judgment or other final adjudication under the provisions of any applicable law (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled to be indemnified by the Company for such Expenses. Section 4.03. Defense of Claims. The Company will be entitled to participate in the Proceeding at its own expense. The Company shall be entitled to assume the defense of any Proceeding with counsel consented to by Indemnitee (such consent not to be unreasonably withheld) upon the delivery by the Company to Indemnitee of written notice of the Company’s election to do so. After delivery of such notice, consent to such counsel by Indemnitee and the retention of such counsel by the Company, the Company Docusign Envelope ID: 44AB5B9A-2C6B-4261-8B75-BDEF1D4D43E0

6 will not be liable to Indemnitee under this Agreement for any fees or expenses of counsel subsequently incurred by Indemnitee with respect to such Proceeding; provided that (i) Indemnitee shall have the right to employ separate counsel in respect of any Proceeding at Indemnitee’s expense and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized in writing by the Company or (B) Indemnitee shall have reasonably concluded upon the advice of counsel that there is a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Proceeding, then in each such case the fees and expenses of Indemnitee’s counsel shall be at the Company’s expense. The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, fine, penalty or limitation on Indemnitee without Indemnitee’s prior written consent, such consent not to be unreasonably withheld. Indemnitee shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, fine, penalty or limitation on the Company without the Company’s prior written consent, such consent not to be unreasonably withheld. ARTICLE 5 PROCEDURES FOR NOTIFICATION OF AND DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION Section 5.01. Notification; Request For Indemnification. (a) As soon as reasonably practicable after receipt by Indemnitee of written notice that he is a party to or a participant (as a witness or otherwise) in any Proceeding or of any other matter in respect of which Indemnitee intends to seek indemnification or advancement of Expenses hereunder, Indemnitee shall provide to the Company written notice thereof, including the nature of and the facts underlying the Proceeding. The omission by Indemnitee to so notify the Company will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise. (b) To obtain indemnification under this Agreement, Indemnitee shall deliver to the Company a written request for indemnification, including therewith such information as is reasonably available to Indemnitee and reasonably necessary to determine Indemnitee’s entitlement to indemnification hereunder. Such request(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion. Indemnitee’s entitlement to indemnification shall be determined according to Section 5.02 of this Agreement and applicable law. Section 5.02. Determination of Entitlement. (a) Where there has been a written request by Indemnitee for indemnification pursuant to Section 5.01(b), then as soon as is reasonably practicable (but in any event not later than 60 days) after final disposition of the relevant Proceeding, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change of Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change of Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification). Docusign Envelope ID: 44AB5B9A-2C6B-4261-8B75-BDEF1D4D43E0

7 (b) If entitlement to indemnification is to be determined by Independent Counsel pursuant to Section 5.02(a)(ii), such Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. If entitlement to indemnification is to be determined by Independent Counsel pursuant to Section 5.02(a)(i)(C) (or if Indemnitee requests that such selection be made by the Board), such Independent Counsel shall be selected by the Company in which case the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within 20 days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 5.01(b) hereof and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 5.02(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 6.01(a) of this Agreement, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing). (c) The Company agrees to pay the reasonable fees and expenses of any Independent Counsel serving under this Agreement. Section 5.03. Presumptions and Burdens of Proof; Effect of Certain Proceedings. (a) In making any determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 5.01(b) of this Agreement, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of any person, persons or entity to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by any person, persons or entity that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. (b) If the person, persons or entity empowered or selected under Section 5.02 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within the sixty (60) day period referred to in Section 5.02(a), the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto. Docusign Envelope ID: 44AB5B9A-2C6B-4261-8B75-BDEF1D4D43E0

8 (c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful. (d) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is in good faith reliance on the records or books of account of any Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of such Enterprise in the course of their duties, or on the advice of legal counsel for such Enterprise or on information or records given or reports made to such Enterprise by an independent certified public accountant or by an appraiser or other expert selected by such Enterprise. The provisions of this Section 5.03(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement. (e) The knowledge and/or actions, or failure to act, of any other director, trustee, partner, managing member, fiduciary, officer, agent or employee of any Enterprise shall not be imputed to Indemnitee for purposes of determining any right to indemnification under this Agreement. ARTICLE 6 REMEDIES OF INDEMNITEE Section 6.01. Adjudication or Arbitration. (a) In the event of any dispute between Indemnitee and the Company hereunder as to entitlement to indemnification or advancement of Expenses (including where (i) a determination is made pursuant to Section 5.02 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 4.01 of this Agreement, (iii) payment of indemnification pursuant to Section 3.01 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, (iv) no determination as to entitlement to indemnification is timely made pursuant to Section 5.02 of this Agreement and no payment of indemnification is made within ten (10) days after entitlement is deemed to have been determined pursuant to Section 5.03(b)) or (v) a contribution payment is not made in a timely manner pursuant to Section 8.04 of this Agreement, then Indemnitee shall be entitled to an adjudication by a court of his or her entitlement to such indemnification, contribution or advancement. Alternatively, in such case, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration. (b) In the event that a determination shall have been made pursuant to Section 5.02(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 6.01 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 6.01 the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 5.02(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 6.01, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 4.02 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed). (c) If a determination shall have been made pursuant to Section 5.02(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 6.01, absent (i) a misstatement by Docusign Envelope ID: 44AB5B9A-2C6B-4261-8B75-BDEF1D4D43E0

9 Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law. (d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 6.01 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. (e) The Company shall indemnify Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within ten (10) days after the Company’s receipt of such written request) advance such Expenses to Indemnitee, which are reasonably incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee for (i) indemnification or advances of Expenses by the Company (or otherwise for the enforcement, interpretation or defense of his or her rights) under this Agreement or any other agreement, including any other indemnification, contribution or advancement agreement, or any provision of the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect or (ii) recovery or advances under any directors’ and officers’ liability insurance policy maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, contribution, advancement or insurance recovery, as the case may be. ARTICLE 7 DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE Section 7.01. D&O Liability Insurance. To the extent that the Company maintains a policy or policies of insurance providing liability insurance for directors and officers of the Company in their capacities as such (and for any capacity in which any director or officer of the Company serves any other Enterprise at the request of the Company), in respect of acts or omissions occurring while serving in such capacity, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any other director or officer under such policy or policies. Section 7.02. Evidence of Coverage. Upon request by Indemnitee, the Company shall provide copies of all policies of D&O Liability Insurance obtained and maintained in accordance with Section 7.01 of this Agreement. The Company shall promptly notify Indemnitee of any changes in such insurance coverage. ARTICLE 8 MISCELLANEOUS Section 8.01. Nonexclusivity of Rights. The rights of indemnification, contribution and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law, the Company’s Certificate of Incorporation, the Company’s Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy. Section 8.02. Insurance and Subrogation. (a) If, at the time the Company receives notice of a claim hereunder, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall Docusign Envelope ID: 44AB5B9A-2C6B-4261-8B75-BDEF1D4D43E0

10 thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The failure or refusal of any such insurer to pay any such amount shall not affect or impair the obligations of the Company under this Agreement. (b) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights. (c) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided) hereunder if and to the extent that Indemnitee has actually received such payment under any insurance policy or other indemnity provision. Section 8.03 The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, fiduciary, Board’s committee member, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Enterprise. Section 8.04. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s). Section 8.05. Amendment. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit, restrict or reduce any right of Indemnitee under this Agreement in respect of any act or omission, or any event occurring, prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, (i) permits greater indemnification, contribution or advancement of Expenses than would be afforded currently under the Company’s Amended and Restated Certificate of Incorporation and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change or (ii) limits rights with respect to indemnification, contribution or advancement of Expenses, it is the intent of the parties hereto that the rights with respect to indemnification, contribution or advancement of Expenses in effect prior to such change shall remain in full force and effect to the extent permitted by applicable law. Section 8.06. Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Section 8.07. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are superseded by this Agreement, provided that this Agreement is a supplement to and in furtherance of the Amended and Restated Certificate of Incorporation and Bylaws of the Company and Docusign Envelope ID: 44AB5B9A-2C6B-4261-8B75-BDEF1D4D43E0

11 applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder. Section 8.08. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby. Section 8.09. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing (which may be by facsimile transmission). All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt. The address for notice to a party is as shown on the signature page of this Agreement, or such other address as any party shall have given by written notice to the other party as provided above. Section 8.10. Binding Effect. (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company. (b) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and executors, administrators, personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all, or a substantial part of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the manner and to the same extent that the Company would be required to perform if no such succession had taken place. (c) The indemnification, contribution and advancement of Expenses provided by, or granted pursuant to this Agreement shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators, legatees and assigns of such a person. Section 8.11. Governing Law. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Section 8.12. Consent To Jurisdiction. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 6.01(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum. Docusign Envelope ID: 44AB5B9A-2C6B-4261-8B75-BDEF1D4D43E0

12 Section 8.13. Headings. The Article and Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof. Section 8.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement. Section 8.15. Use of Certain Terms. As used in this Agreement, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection, or other subdivision. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written. REYNOLDS CONSUMER PRODUCTS INC. By: David Watson Vice President, General Counsel and Secretary Address: Reynolds Consumer Products Inc. 1900 W. Field Court Lake Forest, Illinois 60045 Attention: General Counsel INDEMNITEE Jill Barnett Address: 1900 W Field Ct Lake Forest, IL 60045 Docusign Envelope ID: 44AB5B9A-2C6B-4261-8B75-BDEF1D4D43E0